SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FOUNDATION
                                 1/08/99           20,000            20.0625
          GABELLI INTERNATIONAL LTD
                                 1/07/99           20,000            20.0625
          GABELLI FUNDS, INC.
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/08/99           10,000            20.1125
                                 1/06/99           26,700            20.1125
          GAMCO INVESTORS, INC.
                                 1/11/99           74,200            20.0878
                                 1/08/99            3,000            20.1250
                                 1/07/99           40,000            20.0625
                                 1/06/99           15,000            20.0625
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.